UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 1999

DIGITAL VIDEO SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-28472	77-0333728
(Commission File Number)	(IRS Employer Identification Number)

280 Hope Street
Mountain View, CA    94041
(Address of principal executive offices including zip code)

(650) 625-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On September 30, 1999, Digital Video Systems, Inc. ("Seller") entered into an Asset Purchase and Option Agreement (the "Agreement") with Oregon Power Lending Institution, an

Oregon corporation ("Buyer"). Pursuant to this Agreement, the Seller sold all of its personal property used in the "DV Business". The DV Business is composed of the Ad Insertion business segment, and the Video on Demand business segment The personal property used in the DV Business includes all fixed assets, inventory and equipment used in the DV Business, the Seller's rights to operate the DV Business, all books and records of the Seller which pertained to the DV Business, all patents and other intellectual property which pertains to the DV Business, and all goodwill related to the DV Business (collectively, the "Assets"). Certain assets were excluded from the transaction, which are described in the Agreement.

The Ad Insertion business segment was discontinued by DVS in 1998. The Video on Demand business segment has continued to have sales that are not considered to be significant to the Seller's overall revenue. The Seller had substantially reduced research and development concerning the Video on Demand business, and had limited marketing and sales activity in this business segment beginning in January 1999.

The Assets and the Option were sold for the purchase price of $3,450,000, payable over 36 months in the form of a promissory note which pays interest at 7 per cent per annum (the "Note"). The Note is secured in favor of the Seller via a first priority security interest in the Assets, and a first priority security interest in 862,500 shares of common stock of the Seller, owned by the Buyer.

Pursuant to the terms of the Agreement, the Buyer has the right to acquire 212,000 shares of the common stock of DVS Korea Ltd., a Korean corporation wholly owned by the Seller ("DVS Korea"). This number of shares constitutes 20% of the issued and outstanding shares of DVS Korea. The Seller owns 100% of the outstanding shares of DVS Korea. The aggregate purchase price for the 212,000 shares is $500,000 payable in cash upon exercise of the Option. The Option may be exercised during the "Option Period," which is any time after the date the Seller has received an aggregate amount of $958,733.82 in payments of principal and interest under the Note.

The amount of consideration to be received by the Seller pursuant to the Agreement and pursuant to the Option, if exercised, was based upon Seller's evaluation of the Assets being sold and the market value of the Assets. This value was arrived at by negotiations between Buyer and the Seller, and in consideration of the original amounts invested in each business activity by the Seller. In addition, the patents, technology, and developed products being sold were also considered, by examining the original amounts spent by the Seller to obtain the patents and complete the product development.

OPLI, the Buyer in the transaction, is the largest shareholder of the Seller. In addition to OPLI's present ownership of approximately 35 per cent of the Seller's voting shares, OPLI has options to purchase additional shares. OPLI, based upon its original investment agreement with the Seller, has nominated 2 directors on the Seller's Board of Directors. They are Douglas Watson and Michael Chen. Mr. Watson and Mr. Chen abstained on the vote of DVS' Board in considering the acceptance of this transaction. Mr. Watson and Mr. Chen are neither officers nor directors of the Buyer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934,

the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIGITAL VIDEO SYSTEMS, INC.

By: /s/ Mali Kuo

Mali Kuo

Chief Executive Officer

October 12, 1999

Exhibit 1

Exhibit 1

ASSET PURCHASE AND OPTION AGREEMENT

dated as of

September 30, 1999

by and between

Oregon Power Lending Institution, Inc.

("Buyer")

and

Digital Video Systems, Inc.

("Seller")

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of September 30, 1999, by and between OREGON POWER LENDING INSTITUTION, INC., an Oregon corporation ("Buyer") and DIGITAL VIDEO SYSTEMS, a Delaware corporation ("Seller").

W I T N E S S E T H:

WHEREAS, Seller owns, beneficially and of record, all of the issued and outstanding shares of common stock, par value $4.17 (5,000 South Korean Won) (the "DVS Korea Common Stock") of DVS Korea, Ltd., a corporation organized under the laws of South Korea ("DVS Korea");

WHEREAS, Seller is engaged in, among other things, in the development, manufacture and marketing of subassemblies and components for video-on-demand systems (the "VOD Division");

WHEREAS, in August 1997, Seller acquired substantially all of the assets of Arris Interactive L.L.C., a Delaware limited liability company, used in its Ad Insertion and Near Video On Demand Business division known as "Digital Video" (which, together with the "VOD Division," is referred to herein as the "DV Business;" and

WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to sell to Buyer certain of the assets, properties and rights (the "DV Assets") of the DV Business, on the terms and conditions set forth in this Agreement; and

WHEREAS, in connection with the foregoing, Buyer desires to purchase from Seller and Seller desires to grant to Buyer, an option to purchase 212,000 shares of DVS Korea Common Stock held by Seller (the "Option Shares"), constituting 20% of the issued and outstanding shares of DVS Korea, Common Stock on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, Buyer and Seller agree as follows:

  PURCHASE AND SALE OF DV BUSINESS AND OPTION

    Purchase and Sale of Assets. Subject to the terms, conditions and other provisions of this Agreement, at the Closing, Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase all right, title and interest of Seller in and to the following as they relate to the DV Business (collectively the "Purchased Assets"):
        all of the tangible personal property used in the conduct of the DV Business, including without limitation fixed assets, equipment, computers, computer disks, magnetic tape, inventory and stock in trade, spare parts, manuals and other such tangible personal property set forth on Exhibit A);
        all of Seller's right to operate the DV Business, including all licenses, consents, certificates, authorizations and privileges set forth on Exhibit A;
        all of the books and records of Seller relating to the DV Business;
        all of Seller's trademarks, patents, servicemarks, and copyrights relating to the DV Business, and any pending applications for trademarks or patents or servicemarks or copyrights, relating to the DV Business, as set forth on Exhibit A;
        all of Seller's trade secrets, design, know-how, and engineering and other plans, drawings, diagrams and software relating to the DV Business;
        all of the benefits and obligations of Seller's sales contracts, pending sales and customer database related to the DV Business (excluding any accounts receivable), including all existing obligations for warranty, support and maintenance set forth on Exhibit A and goodwill related to the DV Business.

    provided, however, that the definition of Purchased Assets shall not include any items defined as Excluded Assets in Section 1.2 below.

    Excluded Assets. The following assets (the "Excluded Assets") shall not be sold or transferred to Buyer:
        cash (other than customer deposits) and bank accounts;
        refunds pertaining to tax obligations of Seller;
        Seller's corporate accounting and tax journals and records;
        all accounts receivable related to the DV Business of Seller which are outstanding as of the date hereof and notes receivable;
        all customer prepaid expenses and other deposits and customer credit balances and advances;
        the names "Digital Video Systems, "DV Systems" and any variation thereof and any name similar thereto and all fictitious names, trademarks, trade names, service marks, patents, copyrights and all other rights and all applications and registrations therefor and licenses thereof relating to the DV Business;
        all rights and claims of Seller or the DV Business under customer orders and purchase orders;
    Grant of Option. Subject to the terms, conditions and other provisions of this Agreement Seller hereby grants Buyer, effective at the Closing, the option (the "Option") to purchase the Option Shares, in whole and not in part, at any time during the Option Period for an aggregate exercise price equal to $500,000, payable in cash in lawful money of the United States at the time of exercise of the option. "Option Period" shall mean any time after the date Seller has received an aggregate of $958,733.82 in payments of principal and interest under the Note (as defined below). The Option may be exercised during the Option Period by Buyer by delivery to Seller of a notice in writing stating that Buyer is exercising the option in whole and shall designate an expected closing date for the exercise of the Option, which shall not be less than the 10th business day after such notice is delivered to Seller. At such closing of the exercise of the Option, Buyer shall pay $500,000 to Seller in cash by wire transfer or certified check to the order of Seller.
    Purchase Price and Method of Payment. The purchase price for the Purchased Assets and the Option to purchase shares shall be $3,450,000 (the "Purchase Price").
    Allocation of Purchase Price Buyer and Seller agree that they will co-operate with one another for financial accounting and tax purposes in accordance with the allocation schedule attached hereto as Exhibit B.
    Compliance With Bulk Sales Law. Buyer and Seller acknowledge and agree that the transactions contemplated by this Agreement may be subject to the provisions of Article 6 of the Uniform Commercial Code as in effect in the State of California (the "UCC") and, to the extent required by applicable law, each party agrees to execute and deliver all documents, and take all other actions, necessary to consummate the transactions set forth herein in accordance therewith.
    Storage of Assets. At the Closing as described below, title will transfer from Seller to Buyer for the Purchased Assets. Buyer is allowed to store the Purchased Assets at Seller's facility for a period of up to 30 days from the Closing date, at the discretion of the Buyer, with terms of storage to be mutually agreed upon by both parties.

  THE CLOSING

    Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, Los Angeles, CA 90017 at 10:00 a.m. (local time) on September 30, 1999, or at such other time as parties may mutually agree (the "Closing Date"). If for any reason the Closing does not occur by September 30, 1999, either Seller or Buyer may terminate this Agreement and all further obligations of the parties hereunder shall terminate, except that if this Agreement is so terminated by one party because one or more of the conditions to a party's obligations hereunder is not satisfied as a result of either party's failure to comply with its obligations under this Agreement, it is expressly agreed and understood that the nonbreaching party's right to pursue all legal rights and remedies for breach of contract or otherwise, including without limitation, damages relating thereto, shall survive such termination unimpaired.
    Closing Obligations. At the Closing,
        Seller will deliver to Buyer:
          certificates representing the Shares, duly endorsed or accompanied by duly executed stock powers, for transfer to Buyer;
          good and marketable title to each of the Purchased Assets; and
        Buyer will deliver to Seller:
          a promissory note payable to Seller in the principal amount of $3,450,000 in the form of Exhibit C hereto (the "Note);
          a security agreement creating in favor of Seller a first priority security interest in the Purchased Assets in the form of Exhibit D hereto (the "Security Agreement"); and
          a pledge agreement creating in favor of Seller a first priority security interest in all of the shares of capital stock of Seller held by Buyer in the form of Exhibit E hereto (the "Pledge Agreement").

  REPRESENTATIONS AND WARRANTIES OF SELLER

  Seller represents and warrants to Buyer as of the date hereof as follows:

    Ownership. Seller is the sole owner of record and sole beneficial owner of the Option Shares, free and clear of any and all liens. Seller has good and marketable title to, or a valid leasehold interest in, the Purchased Assets, free and clear of any and all liens.
    Due Organization; Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own and/or lease all of its properties and assets, and to carry on its respective business as now being conducted. Seller is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its respective property or the conduct of its business requires such qualification. The copies of the Articles of Incorporation and By-Laws, as amended, of Seller and heretofore delivered to Buyer are true, complete and correct, and such instruments, as amended, are in full force and effect.
    Authority. Seller has the full corporate right, power and authority, to execute and deliver this Agreement and the agreements and instruments to be executed and delivered by it at the Closing, and to carry out this Agreement and the transactions contemplated hereby. All corporate and other actions required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and all the transactions contemplated hereby have been duly and properly taken.
    Capital Stock. The authorized capital stock of DVS Korea consists of 2,000,000 shares of common stock, par value $4.17 (5,000 South Korean Won) per share, of which 1,060,000 shares are issued and outstanding. DVS Korea has not authorized or issued any shares of preferred stock. Each issued and outstanding share of common stock of DVS Korea has been duly authorized and is validly issued and outstanding, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements to subscribe for or purchase shares of stock or other securities of DVS Korea.
    Validity. The execution, delivery and performance of this Agreement and each of the agreements and instruments to be executed and delivered by Seller at the Closing have been duly authorized by all necessary action on the part of Seller and this Agreement has been duly executed and delivered by Seller and constitutes the valid and legally binding obligation of the Seller, enforceable against it in accordance with its respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.
    Non-Contravention. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby, do or would after the giving of notice or the lapse of time or both, (a) conflict with, result in a breach of, or constitute a default under, the respective Articles of Incorporation or the Bylaws, as amended, of Seller or DVS Korea, or any federal, state or local court or administrative order or process, or any agreement, contract, commitment or other instrument to which Seller or DVS Korea is a party or by which Seller or DVS Korea is bound; or (b) conflict with, result in a breach of, or constitute a default under, any applicable law, statute, rule or regulation.
    SEC Documents. As of their respective filing dates, the SEC Documents (as defined below) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading in any material respect, except to the extent corrected by a subsequent filed SEC Document. "SEC Document" means each statement, report, registration statement and definitive proxy statement filed by Seller with the Securities and Exchange Commission since July 29, 1998.
    Litigation. Except as set forth in the SEC Documents, and except for normal authorizations, permits and orders issued in the ordinary course of business, there is no claim, dispute, action, proceeding, or appeal, at law or in equity, pending against Seller with respect to the Purchased Assets before any court, agency, governmental department or agency and, to the knowledge of Seller, none has been threatened, which would have a material adverse effect on the business, financial condition, obligations or liabilities of Seller.
    Inventory. The inventory of the DV Business consists of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, all of which, to the best knowledge of Seller, is merchantable.
    Taxes. All federal, state, county, foreign and other tax returns, reports and declarations required to be filed with respect to Seller or by or on behalf of the DV Business by Seller have been duly filed (or extensions for filing have been filed) and such returns are complete and accurate and disclose all taxes required to be paid for the periods covered thereby. All taxes shown on such returns and any deficiency assessments, penalties and interest have been paid. There are no tax liens on any of the Purchased Assets and no basis exists for the imposition of any such liens. Notwithstanding any other provision set forth in this Agreement, Seller is satisfied as to, and has relied solely upon its and their tax advisors with respect to, the incidents of taxation which will or may result from the transactions contemplated by this Agreement.
    Absence of Certain Changes. Except as set forth in the SEC Documents or as disclosed to Buyer prior to the date hereof or as contemplated by this Agreement, since March 31, 1999, there has not been (i) any sale, assignment, transfer or other disposition of any material tangible or intangible asset of the DV Business or any agreement or commitment by Seller to do any of the foregoing, (ii) any material mortgage, lien, pledge, encumbrance or security interest created on any property or asset used exclusively in connection with the DV Business, or (iii) any damage, destruction, whether or not covered by insurance, or any strike, work stoppage or slowdown or other labor trouble, which has materially affected the business, financial condition, assets, properties or results of operations of Seller.
    No Consents. No consent, approval, authorization or other order of or filing with any governmental authority, board or other regulatory body or any other person is required in connection with the execution, delivery and consummation of this Agreement by Seller and the actions of Seller contemplated hereby, other than (a) such consents, approvals, authorizations, orders or filings as may be required under applicable state securities laws and bulk sales or similar laws, and the laws of any foreign country; and (b) such consents, approvals, authorizations, orders or filings which if not obtained or made would not have a material adverse effect on the business, financial condition, assets, properties or results of operations of seller.
    Insurance. All policies of casualty, liability and other forms of insurance owned or held by Seller are in full force and effect with all premiums billed thereon paid, and provide for coverages which are usual and customary in the business of Seller as to amount and scope, and the amounts and types of coverage meet the minimum requirements of any contract, lease or agreement to which Seller is a party.
    Information. Neither this Agreement nor any written statements, documents, certificates or other written instruments furnished to Buyer by Seller or by the Shareholder pursuant to this Agreement or in connection with the transactions contemplated herein, contains any untrue statement or omits to state any material fact which is necessary in order to make the statements contained herein and therein true, correct, complete and not misleading.

  REPRESENTATIONS AND WARRANTIES OF BUYER

  Buyer represents and warrants to Seller as of the date hereof as follows:

    Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon, and has full corporate power and authority to own and/or lease all of its properties and assets and to carry on its business as now being conducted. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification.
    Authority. Buyer has the full corporate right, power and authority to execute and deliver this Agreement and the agreements and instruments to be executed and delivered by it at the Closing, and to carry out this Agreement and the transactions contemplated hereby. All corporate and other actions required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and the agreements and instruments to be executed and delivered by it at the Closing and the transactions contemplated hereby have been duly and properly taken.
    Purchase of Option and Option Shares for Own Account. Buyer is acquiring the Option and, upon exercise of the Option, will acquire the Option Shares for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Buyer understands that neither the Option Shares nor the Option have been registered under the Securities Act or any state securities law, may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration. Buyer further understands that such exemption depends upon, among other things, the bona fide nature of Buyer's investment intent expressed herein. Buyer acknowledges that the Option Shares shall bear a legend to such effect, and appropriate stock transfer instructions may be issued.
    Status of Buyer. Buyer has not been organized or formed for the specific purpose of acquiring the Option or the Option Shares. Buyer understands the term "accredited investor," as used in Regulation D promulgated under the Securities Act and represents and warrants to Seller that Buyer is an "accredited investor."
    Knowledge and Experience; Economic Risk. Buyer has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. Buyer is able to bear the economic risk of such investment, including a complete loss of the investment.
    Access to Information. Buyer acknowledges that it and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of Seller and DVS Korea concerning the transactions contemplated by this Agreement and the business, properties, prospects, and financial condition of Seller and DVS Korea, and to obtain any additional information which Seller and DVS Korea posses or can acquire without unreasonable effort or. Buyer believes it has received all the information it necessary or appropriate for deciding whether to purchase the Shares and to enter into the transactions contemplated by this Agreement.
    Rule 144. Buyer understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to Buyer) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act depends upon the satisfaction of various conditions of that Rule, that such exemption is not currently available and that, if applicable, Rule 144 affords the basis for sales only in limited amounts.

  MISCELLANEOUS PROVISIONS

    Entire Understanding. This Agreement (including the Exhibits hereto) and the other agreements and instruments, the execution and delivery of which are provided for herein, constitutes the entire agreement and understanding of the parties hereto and terminates and supersedes any and all prior agreements, arrangements and understandings, both oral and written, between the parties hereto concerning the subject matter of thereof.
    Waiver and Amendment. No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by all of the parties hereto. No waiver, forbearance or failure by any party of its right to enforce any provision of this Agreement shall constitute a waiver or estoppel of such party's right to enforce any other provision of this Agreement or a continuing waiver by such party of compliance with any provision.
    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.
    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be original, but all of which together shall constitute one and the same instrument.
    Interpretation. The provisions of this Agreement are intended to be interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner. Nothing in this Agreement shall be interpreted or construed as creating, expressly or by implication, a partnership, joint venture, agency relationship or employment relationship between the parties hereto or any of their respective officers, directors, agents, employees or representatives.
    Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been delivered three (3) business days after having been mailed in a general or branch post office and enclosed in a registered or certified post-paid envelope; one business day after having been sent by overnight courier; when delivered to a telegraph company or when scanned graphically or otherwise by telegraphic communications equipment of the sending party on a business day, or otherwise on the next succeeding business day thereafter; and, in each case, addressed to the respective parties at the addresses stated below or to such other changed addresses the parties may have fixed by notice as provided herein:

    If to Seller: Digital Video Systems, Inc.
    280 Hope Street
    Mountain View, CA 94041
    Attention: Chief Executive Officer
    Telephone: (650) 625-8200
    Telecopier: (650) 564-9696

    With a copy to: Orrick, Herrington & Sutcliffe LLP
    777 South Figueroa Street,
    Suite 3200
    Los Angeles, California 90017
    Attention: Blase Dillingham, Esq.
    Telephone: (213) 612-2161
    Telecopier: (213) 612-2499

    If to Buyer: Oregon Power Lending Institution, Inc.
    2858 Stevens Creek Boulevard, #101
    San Jose, CA 95128
    Attention: Don Baker
    Telephone: (408) 296-8288 Ext. 314
    Telecopier: (408) 296-8388

    Successors and Assigns. This Agreement shall not be assigned or assignable by any party without the prior written consent of the other party. Subject to the preceding sentence, each term and provision of this Agreement shall be binding upon and enforceable against and inure to the benefit of any successors or assigns of Buyer and any successors or assigns of Seller. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.
    Attorneys' Fees. If any action at law or in equity is brought to enforce or interpret the provisions of this Agreement or any other agreement or instrument provided for herein as the rights or obligations of any part to this Agreement or such other agreement or instrument, the prevailing party in such action shall be entitled to recover as an element of such party's costs of suit, and not as damages, a reasonable attorney's fee to be fixed by the court. The prevailing party shall be the party who is entitled to recover its costs of suit as ordered by the court or by applicable law or court rules. A party not entitled to recover its costs shall not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.
    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflict of laws.
    Cooperation. Each party hereto shall cooperate with the other party and shall take such further action and shall execute and deliver such further documents as may be necessary or desirable in order to carry out the provisions and purposes of this Agreement.
    Expenses. Except as otherwise expressly provided herein, each party to this Agreement shall pay its own costs and expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, attorneys' fees, accountants' fees and other professional fees and expenses.

[Signature Page Follows]

IN WITNESS WHEREOF, Buyer and Seller have executed and delivered this Agreement as of the day and year first above written.

"BUYER"

OREGON POWER LENDING INSTITUTION, INC.,
an Oregon corporation

By: ________________________________________
Name:
Title:

"SELLER"

DIGITAL VIDEO SYSTEMS, INC.,
a Delaware corporation

By: ________________________________________
Name:

Title:

EXHIBIT A

Purchased Assets

EXHIBIT B

Allocation of Purchase Price

Intentionally Reserved

ARTICLE I PURCHASE AND SALE OF DV BUSINESS AND OPTION 1

1.1 Purchase and Sale of Assets 1

1.2 Excluded Assets 2

1.3 Grant of Option 3

1.4 Purchase Price and Method of Payment 3

1.5 Allocation of Purchase Price 3

1.6 Compliance With Bulk Sales Law 3

ARTICLE II THE CLOSING 3

2.1 Closing 3

2.2 Closing Obligations 3

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER 4

3.1 Ownership 4

3.2 Due Organization; Qualification 4

3.3 Authority 4

3.4 Capital Stock 4

3.5 Validity 5

3.6 Non-Contravention 5

3.7 SEC Documents 5

3.8 Litigation 5

3.9 Inventory 5

3.10 Taxes 5

3.11 Absence of Certain Changes 6

3.12 No Consents 6

3.13 Insurance 6

3.14 Information 6

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER 6

4.1 Organization 6

4.2 Authority 7

4.3 Purchase of Option and Option Shares for Own Account 7

4.4 Status of Buyer 7

4.5 Knowledge and Experience; Economic Risk 7

4.6 Access to Information 7

4.7 Rule 144 7

ARTICLE V MISCELLANEOUS PROVISIONS 8

5.1 Entire Understanding 8

5.2 Waiver and Amendment 8

5.3 Headings 8

5.4 Counterparts 8

5.5 Interpretation 8

5.6 Notices 8

5.7 Successors and Assigns 9

5.8 Attorneys' Fees 9

5.9 Governing Law 9

5.10 Cooperation 10

5.11 Expenses 10

EXHIBIT C

NON-NEGOTIABLE PROMISSORY NOTE

$3,450,000 September 30 ,1999

FOR VALUE RECEIVED, OREGON POWER LENDING INSTITUTION, INC., an Oregon corporation ("Maker"), promises to pay to DIGITAL VIDEO SYSTEMS, INC., a Delaware corporation ("Payee"), in lawful money of the United States of America, the principal sum of Three Million Four Hundred Fifty Thousand Dollars ($3,450,000), together with interest in arrears on the unpaid principal balance at an annual rate equal to 7.0%, in the manner set forth below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Stock and Asset Purchase Agreement, dated as of September 30, 1999, by and between Maker and Payee, (the "Agreement"), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

  PAYMENTS
    PRINCIPAL AND INTEREST

    The principal amount of this Note and interest thereon shall be due and payable in 36 equal consecutive monthly installments equal to $106,525.98, commencing on October 31, 1999, and on the last day of each month thereafter until paid in full. The unpaid principal balance of this Note shall bear interest at an annual rate equal to 7.0%.

    MANNER OF PAYMENT

    All payments of principal and interest on this Note shall be made by certified or bank cashier's check at Seller's corporate headquarters at 280 Hope Street, Mountain View, California 94041 or at such other place in the United States of America as Payee shall designate to Maker in writing or by wire transfer of immediately available funds to an account designated by Payee in writing. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of California.

    PREPAYMENT

    Maker may (and shall, to the extent required by the terms of the Security Agreement and Pledge Agreement referred to below), without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

    EVENTS OF DEFAULT

    The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

      If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for ten (10) days after Payee notifies Maker therein writing;
      If, pursuant to or within the meaning of the United States Bankruptcy (Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.
      If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 60 days.
    NOTICE BY MAKER

    Maker shall notify Payee in writing within five (5) days after the occurrence of any Event of Default of which Maker acquires knowledge.

    REMEDIES

  Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law. including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

  MISCELLANEOUS
    WAIVER

    The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless, in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

    NOTICES

    Any notice required or permitted to be given hereunder shall be given in accordance with Section 5.6 of the Agreement.

    SEVERABILITY

    If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

    GOVERNING LAW

    This Note will be governed by the laws of the State of California without regard to conflicts of laws principles.

    PARTIES IN INTEREST

    This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except by will or, in default thereof, by operation of law.

    SECURITY.

    This Note is secured by the Pledge Agreement and Security Agreement, each dated the date hereof, between Payee and Maker.

    SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

OREGON POWER LENDING INSTITUTION, INC., an Oregon corporation

By: __________________________________
Name: ____________________________
Title: ____________________________

EXHIBIT D

SECURITY AGREEMENT

This Security Agreement is entered into as of September 30, 1999 by and between Oregon Power Lending Institution, Inc., located at 2858 Stevens Creek Boulevard, No. 101, San Jose, California 95128 ("Debtor") and Digital Video Systems, Inc., a Delaware corporation ("Secured Party"), located at 280 Hope Street, Mountain View, California 94041.

RECITALS

A. Debtor and Secured Party have entered into a Stock and Asset Purchase Agreement dated the date hereof ("Asset Purchase Agreement"), pursuant to which Debtor purchased from Secured Party substantially all of the assets of Secured Party's DV Business (as defined in the Asset Purchase Agreement) and an option to acquire a 20% equity interest in DVS Korea Ltd., a subsidiary of Borrower. In consideration therefor, Debtor has executed in favor of Secured Party a Promissory Note dated the date hereof in the original principal amount of $3,450,000 ("Note").

B. Debtor and Secured Party intend that the obligations of Debtor under the Note be secured in the manner and on the terms set forth herein.

AGREEMENT

    Grant of Security Interest. To secure Debtor's prompt payment and full performance of all obligations and liabilities from time to time arising under the Note and the Asset Purchase Agreement (collectively, the "Liabilities"), Debtor hereby grants to Secured Party a continuing lien on and security interest in (i) the Purchased Assets, as that term is defined in the Asset Purchase Agreement, and (ii) the capital stock of Secured Party owned by Debtor (collectively referred to herein as the "Collateral"). Secured Party's liens and security interests in the Collateral consisting of securities is further evidenced by a Pledge Agreement of even date herewith, and is subject to the release provisions of Section 5.11 thereof.
    Covenants of Debtor. Until the Liabilities are paid in full, Debtor agrees that it shall:
      not sell or otherwise dispose of the Collateral, unless all of the net proceeds from any such sale are used to immediately prepay the Liabilities to the extent thereof; provided, however, that Debtor is not required to make prepayments from proceeds of inventory sales in the ordinary course of business;
      not create, incur, assume or permit to exist any liens, encumbrances, security interests, levies, assessments or charges on or in any of the Collateral, without Secured Party's consent;
      appear in and defend, at Debtor's own expense, any action or proceeding which may affect Debtor's title to or Secured Party's interest in the Collateral;
      insure the Collateral in a manner, in amounts and with insurers reasonably satisfactory to Secured Party;
      procure or execute and deliver, from time to time, in form and substance reasonably satisfactory to Secured Party, any financing statements or other writings deemed reasonably necessary or appropriate by Secured Party to perfect, maintain or protect Secured Party's security interest in the Collateral and the priority thereof, and take such other actions and deliver such other documents, instruments and agreements pertaining to the Collateral as Secured Party may reasonably request to effectuate the intent of this Security Agreement;
      notify Secured Party in writing at least thirty (30) days prior to any change in Debtor's name, identity or corporate structure, or any change to the address of Debtor's chief executive office specified in the introductory paragraph hereof;
      provide Secured Party during normal business hours with access to Debtor's records of the Collateral and to Debtor's financial records, in each case with the right to make extracts therefrom;
      provide Secured Party during normal business hours with access to the Collateral, and with such other information relating to the Collateral as Secured Party may reasonably request from time to time; and
      maintain and preserve its corporate existence, and all rights, privileges, franchises and other authority necessary for the conduct of its business.
    Representations and Warranties of Debtor.
      The execution and delivery of this Security Agreement by Debtor, and the performance of all of Debtor's obligations hereunder, have been duly authorized by all necessary action on the part of Debtor; and this Security Agreement is the legal, valid and binding obligation of Debtor, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.
      Borrower has good and marketable title to the Collateral, free and clear of liens and encumbrances other than the liens in favor of Secured Party.
      All of the capital stock of Digital Video Systems, Inc. owned by Debtor is described with specificity on Exhibit A hereto.
      All patents, trademarks, copyrights and all registrations of and applications for any of the foregoing, to the extent constituting Purchased Assets, are set forth on Exhibit B hereto.
    Authorized Action By Secured Party.  After the occurrence of any "Event of Default" (as defined below) and while it is continuing, Debtor hereby irrevocably appoints Secured Party as its attorney-in- fact to do (but Secured Party shall not be obligated to and shall not incur any liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Security Agreement to do, and to exercise in a commercially reasonable manner such rights and powers as Debtor might exercise with respect to the Collateral, including, without limitation, the right to:
        collect by legal proceedings or otherwise and endorse, receive and receipt for all payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral;
        enter into any extension, deposit or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, the Collateral;
        process and preserve the Collateral; and
        make any compromise, settlement or adjustment, and take any action it deems advisable, with respect to the Collateral.
      Debtor shall reimburse Secured Party upon demand for any reasonable costs and expenses, including reasonable attorneys' fees, Secured Party may incur while acting as Debtor's attorney-in-fact hereunder, all of which costs and expenses are included in the Liabilities secured hereby and are payable upon demand, with interest thereon at the interest rate then applicable to the Note.
      It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party's possession.
    Default. The occurrence of any of the following events or conditions (herein "Events of Default") shall constitute an Event of Default hereunder:
      breach, violation or nonperformance of any covenant on Debtor's part hereunder, under the Note, the Pledge Agreement or the Asset Purchase Agreement, giving effect to any applicable grace or cure period;
      non-payment of any of the Liabilities when due, giving effect to any applicable grace or cure period (whether at maturity or otherwise); or
      any bankruptcy or other insolvency proceeding is commenced by Debtor, or any such proceeding is commenced against Debtor and remains undischarged or unstayed for thirty (30) days.
    Remedies. Upon the occurrence and during the continuation of any Event of Default, Secured Party may, at its option, after reasonable notice to Debtor, declare all Liabilities immediately due and payable, and Secured Party shall have all the default rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of California and other applicable law as well as the following rights and remedies, all of which may be exercised with or without further notice to Debtor:
      to the extent permitted by law, to notify any and all obligors and account debtors on the Collateral that the same has been assigned to Secured Party and that all payments thereon are to be made directly to Secured Party;
      to settle, compromise or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral, and to extend the time of payment, make allowances and adjustments and to issue credits in Secured Party's name or in the name of Debtor in respect thereof;
      to enter any premises where any Collateral may be located and to take possession of and remove the Collateral, with or without judicial process and at no cost to Secured Party;
      to sell or otherwise dispose of the Collateral or any part thereof, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party; and
      take or bring, in Secured Party's name or in the name of Debtor, all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral;

    all at Secured Party's option and as Secured Party in its reasonable discretion may deem advisable.

    Application of Proceeds of Collateral. The net cash proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral shall be applied first to the expenses (including all attorneys' fees) of retaking, holding, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Liabilities secured hereby, application as to any particular obligation or indebtedness or against principal or interest to be in Secured Party's reasonable discretion. Debtor shall be liable to Secured Party and shall pay to Secured Party on demand any deficiency which may remain after such sale, disposition, collection or liquidation of Collateral.
    Cumulative Rights. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party under any statute or rule of law or under the Pledge Agreement or any other document, instrument or agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.
    Binding Upon Successors. All rights of Secured Party under this Security Agreement shall inure to the benefit of its permitted successors and assigns, and all obligations of Debtor shall bind the successors and assigns of the Debtor. Neither party may assign, in whole or in part, its rights or obligations under this Security Agreement without the prior written consent of the other party hereto.
    Entire Agreement; Severability. This Security Agreement and the Pledge Agreement contain the entire security agreement between Secured Party and Debtor with respect to the Collateral. If any of the provisions of this Security Agreement shall be held invalid or unenforceable, this Security Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.
    References. The captions or titles of the paragraphs of this Security Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
    Governing Law; Waivers. This Agreement shall be interpreted in accordance with the internal laws (and not the conflict of laws rules) of the State of California governing contracts to be performed entirely within such state. BOTH DEBTOR AND SECURED PARTY WAIVE ANY RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.
    Attorneys' Fees. If any legal action or proceeding shall be commenced at any time by any party to this Security Agreement in connection with the interpretation of this Security Agreement or the enforcement of any rights or remedies hereunder, the prevailing party in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.
    Notice. Any written notice, consent or other communication provided for in this Security Agreement shall be delivered and deemed received in the manner provided in Section 5.6 of the Asset Purchase Agreement.
    Filings. Secured Party may file copies of this Agreement in the United States Patent and Trademark Office, the United States Copyright Office and with any other governmental offices deemed necessary or advisable by Secured Party for perfection of its liens on and security interests in the Collateral.
    Counterparts. This Security Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
SECURED PARTY: DIGITAL VIDEO SYSTEMS, INC. By: Its:	DEBTOR: OREGON POWER LENDING INSTITUTION, INC. By: Its:

Exhibit A

862,500 shares of common stock of Digital Video Systems, Inc.

PLEDGE AGREEMENT

This Pledge Agreement is entered into as of the 30th day of September, 1999, by and between OREGON POWER LENDING INSTITUTION, INC. ("Pledgor") and DIGITAL VIDEO SYSTEMS, INC. ("Pledgee"), with respect to the following facts.

RECITALS

A. Pledgor and Pledgee have entered into a Stock and Asset Purchase Agreement dated the date hereof ("Asset Purchase Agreement"), pursuant to which Pledgor purchased from Pledgee substantially all of the assets of Pledgee's DV Business (as defined in the Asset Purchase Agreement) and an option to acquire a 20% equity interest in DVS Korea Ltd, a subsidiary of Pledgee. In consideration therefor, Pledgor has executed in favor of Pledgee a Promissory Note dated the date hereof in the original principal amount of $3,450,000 ("Note").

B. Pledgor and Pledgee intend that the obligations of Pledgor under the Note be secured in the manner and on the terms set forth herein and in a Security Agreement of even date herewith ("Security Agreement").

AGREEMENT

  Pledge of Collateral and Delivery of Pledged Collateral.

    Pledgor hereby pledges and assigns to Pledgee and grants to Pledgee a security interest in all of the Collateral described in Section 2 below, whether now owned or hereafter acquired, now or at any time hereafter in the possession, custody or control of Pledgee or its agents, whether held for safekeeping, in a safe deposit box, or otherwise ("Collateral") to secure prompt payment and full performance of the obligations described in Section 3 below (collectively, "Liabilities").

    All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgee. Pledgee shall have the right, at any time, after an Event of Default (as defined herein), in its reasonable discretion and without notice to Pledgor, to transfer to or to register in the name of Pledgee or any of its nominees any or all of the Collateral. In addition, Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

  Collateral. The Collateral consists of the following:

    All the shares of common stock of Digital Video Systems, Inc., owned beneficially and of record by Pledgor and listed on Schedule I attached hereto and made a part hereof, and all cash, dividends, other securities, instruments, rights and other property at any time and from time to time received or receivable in respect thereof or in exchange for all or any part thereof, including without limitation, stock dividends, warrants, rights to subscribe, conversion rights, liquidating dividends and other stock rights, and in the event Pledgor receives any of the foregoing, Pledgor acknowledges that the same shall be received IN TRUST for Pledgee and agrees immediately to deliver the same to Pledgee in original form of receipt, together with any stock or bond powers, assignments, endorsements or other documents or instruments as Pledgee may reasonably request to establish, protect or perfect Pledgee's interest in respect of such Collateral; and

    All other property hereafter delivered to Pledgee (or any agent or bailee holding on behalf of Pledgee) by Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, dividends, other securities, instruments, rights and other property at any time and from time to time received or receivable in respect thereof or in exchange for all or any part thereof, including without limitation, stock dividends, warrants, rights to subscribe, conversion rights, liquidating dividends and other stock rights, and in the event Pledgor receives any of the foregoing, Pledgor acknowledges that the same shall be received IN TRUST for Pledgee and agrees immediately to deliver the same to Pledgee in original form of receipt, together with any stock or bond powers, assignments, endorsements or other documents or instruments as Pledgee may request to establish, protect or perfect Pledgee's interest in respect of such Collateral; and

    All proceeds of all of the foregoing;

  provided, that the foregoing shall be subject to the release provisions of Section 5.11 hereof.

  Liabilities. The Liabilities secured by this Pledge Agreement are the obligations of Pledgor hereunder and under the Note and the Asset Purchase Agreement, and all extensions, amendments, modifications and renewals of any of the foregoing.

  Representations and Warranties. Pledgor represents and warrants to Pledgee that:

    Except as heretofore disclosed to Pledgee in writing, Pledgor is the sole legal, beneficial and, if applicable, record owner of the Collateral (or, in the case of after-acquired Collateral, will be the sole such owner thereof), having good and marketable title thereto, free of all liens, security interests, encumbrances or claims of any kind;

    All information heretofore, herein or hereafter given to Pledgee by or on behalf of Pledgor is complete, true and correct in all material respects;

    All shares of stock constituting Collateral (a) have been duly and validly issued in compliance with all applicable state and federal laws (including, without limitation, the Securities Act of 1933, as amended (the "Securities Act")), (b) are fully paid, nonassessable and free of preemptive rights, (c) are not subject to any restrictions upon the voting rights or upon the transfer thereof other than as may appear on the face of the certificates evidencing such Collateral, (d) constitute all securities of Digital Video Systems, Inc. owned beneficially and of record by Pledgor and/or any of its affiliates, all of which are set forth on Schedule I hereto;

    The fair salable value of Pledgor's assets exceeds Pledgor's liabilities, and Pledgor meets its debts as they mature;

    Pledgor's balance sheet and income statements, copies of which have been delivered to Pledgee, fairly and completely state Pledgor's financial condition as it existed as of the date thereof, and since such date there has been no material adverse change in the financial condition of Pledgor;

    No litigation is threatened or pending which, taken in the aggregate and if adversely determined, might have a materially adverse effect on Pledgor's financial condition; and

    To the best of Pledgor's knowledge, there does not now exist and, after giving effect to all transactions contemplated in connection herewith, there will not exist any default, breach or violation under any loan document, corporate or partnership instrument or other instrument or regulation to which Pledgor is a party or to which assets of Pledgor are subject or bound.

    The execution and delivery of this Agreement by Pledgor, and the performance of all of Pledgor's obligations hereunder, have been duly authorized by all necessary action on the party of Pledgor; and this Agreement is the legal, valid and binding obligation of Pledgor, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

  Covenants of Pledgor. Until the Liabilities are paid in full, Pledgor agrees to:

    Preserve and protect the Collateral;

    Not create, incur, assume or permit to exist any liens, encumbrances, security interests, levies, assessments or charges on or in any of the Collateral, except those approved in writing by Pledgee;

    Promptly pay and discharge before the same become delinquent all taxes, assessments and governmental charges or levies imposed on Pledgor or any of the Collateral;

    Not sell or otherwise dispose of the Collateral, unless all of the net proceeds from any such sale are used to immediately prepay the Liabilities to the extent thereof;

    Appear in and defend, at Pledgor's own expense, any action or proceeding which may affect Pledgor's title to or Pledgee's interest in the Collateral;

    Procure or execute and deliver, from time to time, in form and substance satisfactory to Pledgee, any stock powers, bond powers, endorsements, assignments, financing statements, estoppel certificates or other writings deemed necessary or appropriate by Pledgee to perfect, maintain or protect Pledgee's security interest in the Collateral and the priority thereof, and take such other action and deliver such other documents, instruments and agreements pertaining to the Collateral as Pledgee may request to effectuate the intent of this Pledge Agreement;

    If Pledgee gives value to enable Pledgor to acquire rights in or use of any Collateral, use such value only for such purpose;

    Keep separate, accurate and complete records of the Collateral and provide Pledgee with access thereto and to Pledgor's financial records, in each case with the right to make extracts therefrom;

    Provide Pledgee with such other information pertaining to the Collateral as Pledgee may reasonably request from time to time; and

    Maintain and preserve its corporate or other legal existence and all rights, privileges, franchises and other authority necessary for the conduct of their respective businesses.

    Provided no Event of Default has occurred and is then continuing, Pledgee shall release to Pledgor, promptly upon receipt of each payment of principal and interest on the Note, a number of shares equal to 23,958.33 shares per monthly payment. Pledgee shall take such actions as are reasonably requested by Pledgor to effectuate such partial releases of the Collateral, all at no expense to Pledgee.

  Authorized Action by Pledgee.

    After the occurrence and during the continuation of an Event of Default (as defined herein), Pledgor hereby irrevocably appoints Pledgee as its attorney-in-fact to do (but Pledgee shall not be obligated to and shall not incur any liability to Pledgor or any third party for failure so to do) any act which Pledgor is obligated by this Pledge Agreement to do, and to exercise such rights and powers as Pledgor might exercise with respect to the Collateral, including, without limitation, the right to:

      collect by legal proceedings or otherwise and endorse, receive and receipt for all payments, proceeds and other sums and property now or hereafter payable on or in respect of proceeds and other sums and property now or hereafter payable on or in respect of the Collateral, including dividends and interest payments;

      enter into any extension, reorganization, deposit, merger or consolidation agreement or other agreement pertaining to the Collateral, and in connection therewith may deposit or surrender control of the Collateral thereunder, accept other property in exchange therefor, and do and perform such acts and things as it may deem proper, and any money or property secured in exchange therefor shall be applied to the Liabilities or held by Pledgee pursuant to the provisions of this Pledge Agreement;

      insure (if applicable), protect and preserve the Collateral;

      transfer the Collateral to its own or its nominee's name; and

      make any compromise, settlement or adjustment, and take any action it deems advisable, with respect to the Collateral.

    Pledgor agrees to reimburse Pledgee upon demand for any costs and expenses, including reasonable attorneys' fees, Pledgee may incur while acting as Pledgor's attorney-in-fact hereunder, all of which costs and expenses are included in the Liabilities secured hereby and are payable upon demand. It is further agreed and understood between the parties hereto that such care as Pledgee gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Pledgee's possession; provided, however, that Pledgee shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Liabilities or with respect to the Collateral.

    If Pledgor's records are prepared or retained by a computer service company or any accountant or accounting service, so long as any Liabilities are outstanding, Pledgor grants Pledgee the absolute and irrevocable right to inspect such records, receive duplicate copies of all information furnished to Pledgor and prepared by such company, accountant or accounting service, and agrees to furnish such consents as may be necessary to effectuate the same. Pledgor further agrees to promptly notify Pledgee of the name and address of such company, accountant or accounting service and of any change in respect thereof.

    All the foregoing powers authorized herein, being coupled with an interest, are irrevocable so long as any Liabilities are outstanding.

  Transfer, Voting, Dividends, Etc.

    Notwithstanding any other provision hereof, so long as no Event of Default (as defined herein) shall have occurred and be continuing:

      Pledgor shall be entitled to exercise all voting powers pertaining to all shares of stock and other securities constituting Collateral for all purposes not inconsistent with the terms of this Pledge Agreement;

      Pledgor shall be entitled to receive and retain all dividends and all interest payments payable in respect of the Collateral; provided, however, that all stock or property representing stock or liquidating dividends or a distribution or return of capital upon or in respect of the shares of stock constituting Collateral or resulting from a split-up, revision or reclassification of such Collateral or received in exchange therefor, as a result of a merger, consolidation or otherwise, shall be paid or transferred directly to Pledgee immediately upon receipt thereof by Pledgor, and shall be retained by Pledgee as Collateral hereunder; and

      in order to permit Pledgor to exercise such voting powers and to receive such dividends Pledgee shall, if necessary, upon the written request of the Pledgor, from time to time, execute and deliver to Pledgor appropriate proxies.

    If any Event of Default (as defined herein) shall have occurred and while the same is continuing:

      Pledgee, or its nominee or nominees, shall, at its option, have the sole and exclusive right to exercise all voting powers pertaining to the shares of stock constituting Collateral, and shall exercise such powers in such manner as Pledgee may elect, and Pledgor hereby grants Pledgee an irrevocable proxy, coupled with an interest to vote such shares of stock; provided, however, that such proxy shall terminate upon termination of Pledgee's security interest therein; and

      All dividends and other distributions made upon or in respect of shares of stock constituting Collateral and all interest payments shall be paid directly to and shall be retained by Pledgee as Collateral hereunder.

  Default and Remedies.

    The occurrence of any of the following events or conditions (herein "Events of Default") shall, at the option of Pledgee and without notice to or demand on Pledgor, constitute an Event of Default hereunder:

      any Event of Default under and as defined in the Asset Purchase Agreement, the Note or the Security Agreement shall have occurred and be continuing;

      failure to pay or perform any of the Liabilities as and when due (whether upon demand, acceleration or otherwise); or

      breach, violation or non-performance of any warranty, covenant or undertaking on Pledgor's part hereunder.

    upon the occurrence of any Event of Default, Pledgee may, at its option, without notice to or demand on Pledgor, declare all Liabilities immediately due and payable, and Pledgee shall have all the default rights and remedies of a secured party under Chapter 5 of Division 9 of the Uniform Commercial Code and other applicable law as well as the following rights and remedies, all of which may be exercised with or without further notice to Pledgor, at Pledgee's sole option and as Pledgee in its sole discretion may deem advisable:

      to notify any and all obligors on the Collateral that the same has been assigned to Pledgee and that all payments thereon are to be made directly to Pledgee;

      to settle, compromise or release, on terms acceptable to Pledgee, in whole or in part, any amounts owing on the Collateral, and to extend the time of payment, in Pledgee's name or in the name of Pledgor, in respect thereof;

      to apply to the payment of the Obligation, or collect the Collateral, notwithstanding any forfeiture of interest or loss of other rights of Pledgor against any obligor on the Collateral resulting from such action; and

      to sell or otherwise dispose of the Collateral, or any part thereof, either at public or private sale, on any broker's board or securities exchange, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Pledgee.

    The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first, to the expenses (including all attorneys' fees) of holding, storing, preparing for sale, selling, collecting, liquidating and the like, including any brokerage commissions and stamp or transfer taxes, and then to the satisfaction of all Liabilities secured hereby, application as to any particular obligation or indebtedness or against principal or interest to be in Pledgee's absolute discretion.

    If by reason of any prohibition contained in the Securities Act of 1933, as now or hereafter in effect, or in applicable California or other State securities laws, as now or hereafter in effect, or in any rules or regulations pertaining to any of the foregoing laws, Pledgee in good faith reasonably believes it is compelled to resort to one or more private sales of shares of stock constituting Collateral to a single purchase or a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof, Pledgor acknowledges and agrees that private sales of such Collateral may be held notwithstanding that such sales may be at prices and on other terms less favorable to Pledgor than if such Collateral were sold at public sale. Pledgor further agrees that Pledgee has no obligation to delay the sale of any such Collateral for the period of time necessary to permit registration of the Collateral, even if the issuer thereof would, or should, agree to register such Collateral for public sale under applicable securities laws. Pledgor specifically agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a "commercially reasonable" manner.

    Pledgor further acknowledges and recognizes that Pledgee may be unable to effect a public sale of all or a part of the Collateral and may be compelled in Pledgee's good faith reasonable belief to resort to one or more private sales of shares of stock constituting Collateral to a single purchaser or a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to Pledgee than those of public sales, and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Pledgee has no obligation to delay the sale of any Collateral to permit the issuer thereof to register it for public sale under the Securities Act.

  Duty of Pledgee. Pledgee shall not be under any duty or obligation whatsoever to collect any dividends, interest or other payments due or accruing in respect of the Collateral or to take any action to preserve rights in connection with any Collateral, including, without limitation, making or giving any presentment, demands for performance, notices of non-performance, protests, notices of protest or notices of dishonor in connection with any Collateral.

  Cumulative Rights. The rights, powers and remedies of Pledgee under this Pledge Agreement shall be in addition to all rights, powers and remedies given to Pledgee under any statute or rule of law, this Pledge Agreement or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

  Waiver. Any forbearance, failure or delay by Pledgee in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Pledgee shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Pledgee. Pledgor waives any right to require Pledgee to proceed against any person or to exhaust any Collateral or to pursue any remedy in Pledgee's power prior to pursuing Pledgor in respect of the Liabilities.

  Binding Upon Successors. All rights of Pledgee under this Pledge Agreement shall inure to the benefit of its successors and assigns, and all obligations of Pledgor shall bind the representatives, executors, administrators, heirs, successors and assigns of the Pledgor.

  Entire Agreement; Severability. This Pledge Agreement and the Security Agreement contain the entire agreement between Pledgee and Pledgor with respect to the Collateral. If any of the provisions of this Pledge Agreement shall be held invalid or unenforceable, this Pledge Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

  Return; Acquittance. Pledgee may at any time deliver any Collateral to Pledgor and the receipt thereof by Pledgor shall be a complete and full acquittance in respect of the Collateral so delivered, and Pledgee shall thereafter be discharged from any liability or responsibility therefor.

  References. The singular includes the plural. If more than one debtor executes this Pledge Agreement, the term Pledgor shall be deemed to refer to each of the undersigned as well as to all of them, and the Collateral and the Liabilities shall include the separate and joint Collateral and Liabilities of each of the undersigned. All obligations and agreements hereunder shall be joint and several. The captions or titles of the sections of this Pledge Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

  Choice of Law. This Pledge Agreement shall be construed in accordance with and governed by the laws of the State of California, and, where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the Uniform Commercial Code.

  Jury Trial. PLEDGOR AND PLEDGEE WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE OBLIGATIONS HEREIN.

  Notice. Any written notice, consent or other communication provided for in this Agreement shall be delivered and deemed received in the manner provided in Section 5.6 of the Asset Purchase Agreement.

  Expenses. Pledgor will reimburse Pledgee for all reasonable out-of-pocket expenses incurred by Pledgee arising out of the enforcement of this Agreement, including without limitation, attorneys' fees and costs whether or not suit is filed.

  Indemnification. Pledgor agrees to pay, and on demand to indemnify and hold harmless, Pledgee, its successors, assigns, agents, officers and employees from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action and all legal proceedings, whether civil or criminal, penalties, fines and other sanctions, and any costs and expenses incurred in connection therewith, including attorneys' fees, which may result from, relate to or arise out of this Pledge Agreement or any Collateral, including the ownership, purchase, delivery, acceptance or rejection, use, possession or disposition of any item of Collateral, but not including any claims arising out of the gross negligence or willful misconduct of Pledgee or its agents, officers or employees.

EXECUTED as of September 30, 1999.

PLEDGOR: OREGON POWER LENDING INSTITUTION, INC.	PLEDGEE: DIGITAL VIDEO SYSTEMS, INC.
By: ____________________________ Its: _____________________________	By: ____________________________ Its: _____________________________

SCHEDULE I

Class of Stock	No. of Shares
Common	862,500